Exhibit 10.4

EXECUTION VERSION

AMENDMENT No. 3

TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT No. 3 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), is made and entered into as of July 8, 2016, by and among Electronic Cigarettes International Group, Ltd., a Nevada corporation, (the “Company”) and the holders of registration rights under the Registration Rights Agreement (defined below) signatory hereto (each, a “Holder” and collectively, the “Holders”).

RECITALS:

WHEREAS, on April 27, 2015, the Company entered into a Credit Agreement (as amended, the “Lead Lender Credit Agreement”), by and between the Company and Calm Waters Partnership, a Wisconsin general partnership (the “Lead Lender”), pursuant to which the Lead Lender provided the Company with a term loan upon the terms and conditions set forth in the Lead Lender Credit Agreement;

WHEREAS, on April 27, 2015, the Company entered into a Credit Agreement (as amended, the “Additional Lender Credit Agreement” and together with the Lead Lender Credit Agreement, the “Credit Agreements”), by and among the Company and various additional lenders party thereto (the “Additional Lenders” and together with the Lead Lender, the “Lenders”), pursuant to which the Additional Lenders provided the Company with a term loan upon the terms and conditions set forth in the Additional Lender Credit Agreement;

WHEREAS, as a condition to extending the financing under the Credit Agreements, the Company granted the registration rights pursuant to that certain Registration Rights Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”);

WHEREAS, on June 26, 2015, pursuant to that certain Amendment to Registration Rights Agreement between the Company and certain holders of registration rights signatory thereto, dated June 26, 2015, the parties amended the Registration Rights Agreement to clarify that the registration rights granted pursuant to the Registration Rights Agreement apply to securities issued pursuant to the Credit Agreements as amended or modified from time to time;

WHEREAS, on September 30, 2015, pursuant to that certain Amendment No. 2 to Registration Rights Agreement between the Company and certain holders of registration rights signatory thereto, dated September 30, 2015, the parties further amended the Registration Rights Agreement to provide that the Common Stock then issued and issuable upon exercise of those certain warrants to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company granted to the Lead Lender pursuant to that certain Forbearance Agreement between the Company and the Lead Lender, dated September 30, 2015, shall be included within the definition of Registrable Securities under the Registration Rights Agreement;

WHEREAS, the parties hereto desire to further amend the Registration Rights Agreement to provide that the shares of Common Stock issuable to the Holders in lieu of cash interest due to such Holders pursuant to the Credit Agreements shall be included within the definition of Registrable Securities under the Registration Rights Agreement;

WHEREAS, Section 6(e) of Registration Rights Agreement provides that the provisions of the Registration Rights Agreement may only be amended by a writing signed by the Company and the Holders of 50% or more of the then outstanding Registrable Securities; and

WHEREAS, the Company and the Holders party hereto, constituting Holders of 50% or more of the outstanding Registrable Securities, desire to amend the Registration Rights Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, each intending to be legally bound, hereby agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

2.          Amendments to the Registration Rights Agreement.

A. Section 1 of the Registration Rights Agreement is hereby amended by adding the following definition:

“Interest Shares” means shares of Common Stock issued to a Holder in lieu of cash interest due pursuant to the Credit Agreements.”

B. Section 1 of the Registration Rights Agreement is hereby amended by deleting the definition of “Registrable Securities” in its entirety and replacing it with the following:

“Registrable Securities” means, as of any date of determination, (a) all Warrant Shares then issued and issuable upon exercise of the Warrants, (b) all shares of Common Stock then issued and issuable upon exercise of the Forbearance Warrants, (c) all Interest Shares issued to Holder(s) and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another Registration Statement hereunder with respect thereto for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, and all Warrants are exercised by “cashless exercise” as provided in the Warrants), as reasonably determined by the Company, upon the advice of counsel to the Company.”

C. Section 6(g) of the Registration Rights Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Each Holder may assign their respective rights hereunder in part or in whole to any person to whom the Warrant or Warrant Shares or Forbearance Warrants or shares of Common Stock issuable upon exercise of Forbearance Warrants or Interest Shares are transferred.”

3.          Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Registration Rights Agreement, the terms “this Agreement”, herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Registration Rights Agreement as amended by this Amendment.

4.          Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of laws principles.

5.          Counterparts. This Amendment may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory: